                                                            EXHIBIT 11
                                                            PAGE 1 OF 2


                            COLGATE-PALMOLIVE COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)

--------------------------------------------------------------------------------

                                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                                 SEPTEMBER 30,                 SEPTEMBER 30,
                                                 -------------                 -------------
PRIMARY                                       1996           1995           1996           1995
                                              ----           ----           ----           ----

EARNINGS:
   Net income (loss)                         $ 160.9        $(250.2)       $ 453.3        $  49.5

   Deduct:  Dividends on preferred
     shares, net of income taxes                 5.3            5.4           16.1           16.2
                                             --------       --------       --------       --------

   Net income (loss) applicable to
     common shares                           $ 155.6        $(255.6)       $ 437.2        $  33.3
                                             --------       --------       --------       --------
                                             --------       --------       --------       --------

 SHARES (IN MILLIONS):
   Weighted average common shares
     outstanding                               146.8          145.5          146.4          145.0
                                             --------       --------       --------       --------
                                             --------       --------       --------       --------

 Earnings (loss) per common share,
   primary                                   $   1.06       $  (1.76)      $   2.99       $    .23
                                             --------       --------       --------       --------
                                             --------       --------       --------       --------

                                                            EXHIBIT 11
                                                            PAGE 2 OF 2


                            COLGATE-PALMOLIVE COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)

--------------------------------------------------------------------------------

                                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                                            -------------                 -------------
ASSUMING FULL DILUTION                                  1996            1995          1996            1995
                                                        ----            ----          ----            ----

EARNINGS:
  Net income (loss)                                    $ 160.9        $(250.2)       $ 453.3        $  49.5
  Deduct:
  Dividends on preferred shares                             .1            5.4             .4           16.2
  Replacement funding resulting from
    assumed conversion of Series B
    Convertible Preference Stock, net of tax               1.2            -              3.7            -
                                                       -------        -------        -------        -------
  Net income (loss) applicable to common shares        $ 159.6        $(255.6)       $ 449.2        $  33.3
                                                       -------        -------        -------        -------
                                                       -------        -------        -------        -------

SHARES (IN MILLIONS):
  Weighted average number of common shares
    outstanding                                          146.8          145.5          146.4          145.0
  Assumed conversion of options
    reduced by the number of shares which
    could have been purchased  with the
    proceeds from the exercise of such
    options                                                2.6            -              2.7            2.2
  Assumed conversion of Series B
    Convertible Preference Stock                          11.7            -             11.7            -
                                                       -------        -------        -------        -------
  Weighted average number of common shares
    outstanding, as adjusted                             161.1          145.5          160.8          147.2
                                                       -------        -------        -------        -------
                                                       -------        -------        -------        -------

  Earnings (loss) per common share,
    assuming full dilution                             $   .99        $ (1.76)       $  2.79        $   .23
                                                       -------        -------        -------        -------
                                                       -------        -------        -------        -------


The calculation of fully diluted earnings per share excludes the effect of anti-dilutive securities for the third quarter and the nine months of 1995, respectively.